UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2006

ENERGYTEC, INC.
(Exact name of registrant as specified in its charter)

(Commission File No. 000-50072)

Nevada	75-2835634
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

14785 Preston Road, Suite 550, Dallas, Texas 75254
(Address of Principal Executive Offices)

(972) 789-5136
(Registrant’s Telephone Number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or and Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 27, 2006, Energytec, Inc., entered into a Loan Agreement with Gladewater National Bank to establish a one-year, $4.0 million credit line. At the time the credit line was established, Energytec drew down approximately $2.0 million. Advances under the line of credit will be used for general working capital purposes.

The interest rate under the line of credit is a fluctuating interest rate per annum equal at all times to the daily published Wall Street Journal Prime Rate plus 1.0 percent. Payments of principal and interest are due monthly and the amount of each payment is based on a 12-month amortization of the principal outstanding at the applicable interest rate. There is no early payment penalty.

The aggregate amount of all advances at any one time outstanding under the credit line cannot exceed the lesser of (a) $4.0 million, (b) 80 percent of the present worth of the properties pledged as collateral, discounted 17.5 percent, and (c) 80 percent of the average of the preceding six months’ net monthly income of the properties pledged as collateral times 32 months. The credit line is secured by certain producing properties of Energytec. All production payments from the properties must be paid to an Energytec account with the lender, and a portion of these payments is automatically applied to each monthly payment due under the Loan Agreement. At present these production payments far exceed the monthly payments and the amount in excess of the monthly debt service is available to Energytec without restriction.

The Loan Agreement provides for the usual and customary events of default, such as non-payment, breach of representations or warranties, impairment of collateral, and bankruptcy or receivership. The Loan Agreement also imposes certain restrictions on Energytec, which include prohibitions against making loans to officers, increasing salaries to officers by more than 10 percent annually, participating in a merger or consolidation, and selling or transferring assets pledged as collateral.

Item 9.01     Financial Statements and Exhibits

Exhibits:  The following exhibits are furnished with this report.

Exhibit No.	Description

10.1	Loan Agreement dated February 27, 2006

10.2	Promissory Note dated February 27, 2006

10.3	Deed of Trust, Security Agreement, Financing Statement and
Assignment of Production dated February 27, 2006 – Wood County
(excluding exhibits listing oil and gas leases, equipment, and other collateral)

10.4	Deed of Trust, Security Agreement, Financing Statement and
Assignment of Production dated February 27, 2006 – Hopkins County
(excluding exhibits listing oil and gas leases, equipment, and other collateral)

10.5	Assignment to Trustee of Oil and Gas Production dated February 27, 2006 – Wood County (excluding exhibits listing oil and gas leases)

10.6	Assignment to Trustee of Oil and Gas Production dated February 27, 2006 – Wood County (excluding exhibits listing oil and gas leases)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGYTEC, INC.

Date: March 3, 2006	By:	/s/ Dorothea Krempein
Dorothea Krempein, Vice President of Finance